EXHIBIT 10.9

                        CONSULTING AND SERVICES AGREEMENT


This Agreement is effective as of January 1, 2002

BY AND BETWEEN:
                    FS2 Limited registered in England with number 4102584 whose registered office is at Carlton Tower, 34 St Pauls Street, Leeds, LS1 2QB United Kingdom ("FS2")

AND:
                    Emsley Management Ltd., through Mr. Roger Emsley, having a place of business at 2920 64th Street, Delta, Vancouver, British Columbia ("The Consultant").


The parties hereto agree as follows:

1.  Scope of Services

FS2 hereby retains The Consultant and The Consultant agrees to provide FS2 the services as more fully described at Section 4 herein ("the Services") subject to all of the terms, conditions and provisions hereof.

1.1  Name of The Consultant's Designated Person

Roger Emsley

2.   Term

The term of this Agreement shall be from January 1, 2002 to and including December 31, 2003. The Term of this Agreement may be extended by written agreement between the parties.

3.   Compensation

As compensation for the Services rendered by The Consultant under this Agreement, FS2 shall pay The Consultant in accordance with Schedule 1 attached hereto and incorporated herein, for undertaking the services described in
Section 4 of this agreement. The Consultant will submit invoices for work completed each month. All amounts payable hereunder shall be paid within fifteen
(15) days from the date of The Consultant's invoice subject to FS2's complete satisfaction with the Services. All such compensation shall be payable without deduction, including no deduction for federal income, social security, or state/provincial income taxes (the "Taxes"). The Consultant hereby acknowledges that he is solely responsible for payment of the Taxes to all proper authorities and holds FS2 harmless for any default by The Consultant to pay same. All such compensation is exclusive of The Consultant's expenses related to the Services.

                                                                 [     ] [     ]
                                                                    Initials

4.   Description of Services

During the Term of this Agreement The Consultant shall be responsible for providing consulting and other services to FS2 as follows:

1. Serving as Chief Operating Officer of FS2 and as a member of the Board of Directors of FS2;

2. Working with the CEO in the development of the corporate strategies and strategic goals and objectives of FS2;

3. Establishing business plans, operating policies and procedures to attain the strategic objectives;

4.   Maintaining  close   coordination  with  the  International  Air  transport
     Association in attaining the strategic goals and objectives of FS2.

5. Providing strategic and operational direction to the operating units of FS2;

6. Representing FS2 in relations with major customers, suppliers, stakeholders etc.;

7. Executing on behalf of FS2 contracts with consultants hired by FS2, customers, and suppliers;

8. Directing the acquisition and continuing development of key human resources in the operating units;

9.   Validating and monitoring overall progress against the business plan;

10.  Attendance as necessary at Board and Management Meetings;

11.  Carrying out specific projects and studies as requested by the CEO.

5.   Conditions of Services

5.1  Location

Throughout the Term of this Agreement, The Consultant shall be based at the offices of Emsley Management Ltd, but shall also provide Services based out of the International Air Transport Association offices in Geneva Switzerland, and at other locations as agreed to by FS2.

5.2  Responsibility

In performing the Services, The Consultant shall report in the first instance to the Chairman of the Board and Chief Executive Officer (CEO) of FS2.

6.   Expenses

FS2 shall reimburse The Consultant for all reasonable business expenses that were incurred by him during the performance of the Services hereunder, provided that any such expenditure shall require FS2's prior written approval. FS2's obligation to reimburse The Consultant pursuant to this Section shall be subject to the prompt presentation to FS2 by The Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with FS2's policies in effect at that time. FS2 will reimburse The Consultant for all tickets for business travel undertaken during the term of this Agreement and will reimburse The Consultant for all reasonable hotel and meal expenses related thereto when away from the offices of Emsley Management Ltd upon prompt presentation of supporting proof of expenditures.

                                                                 [     ] [     ]
                                                                    Initials

7.   Quality of Work

It is expressly understood by all parties hereto that throughout the Term of this Agreement, The Consultant shall render his Services conscientiously and shall devote his best efforts and abilities thereto, in such manner and at all times during the Term hereof.

8.   Indemnity

The Consultant expressly agrees to perform the Services under this Agreement in compliance with any applicable laws and regulations and The Consultant assumes sole responsibility for his actions.

9.   Independent Contractor

Throughout the period of this Agreement, the status of The Consultant will be that of an independent contractor and no relationship of employee/employer will arise or is intended to be created by this Agreement. All remuneration paid to The Consultant by FS2 under this Agreement shall be payable without any deduction, including no deduction for income taxes, social security or any other taxes or impositions deducted by an employer. The Consultant will be responsible for any income tax on any payments made to him hereunder and for his own social security contributions, health, accident and pension plans.

10.  Disclosure of Information

The Consultant expressly agrees that all files, records and documents given to him by FS2 relating in any manner whatsoever to the business of FS2, and all other files, records and other materials owned by FS2 or used by it in connection with the conduct of its business remain the property of FS2. All such records and documents and other materials shall be returned immediately to FS2 upon the termination of this Agreement.

The Consultant shall not disclose or appropriate to his own use, or to the use of any third party, at any time during or subsequent to the Term of this Agreement, any confidential information and trade secrets of FS2 including, without limiting the foregoing, any privileged commercial information of FS2 or any of FS2's affiliates or subsidiaries including, but not limited to, information pertaining to customer lists, services, methods, processes, prices, profits, contract terms or operating procedures, unless authorized to do so by FS2. All such manuals, letters, notes, notebooks, reports and all other materials of a secret or confidential nature shall be returned immediately to FS2 upon the termination of this Agreement. FS2 shall have the right to obtain injunctive relief, without bond, for violation of the terms of this Section 10. The terms of this Section 10 shall survive the expiration of this Agreement.

11.  Ownership and Intellectual Property Rights

All records and documents, whether in hard copy, diskette, or in other media, given to The Consultant, by FS2 relating to this Agreement remain the property of FS2.

                                                                 [     ] [     ]
                                                                    Initials

12.  Early Termination

12.1 This Agreement may terminate prior to the end of the Term:

     (a)  by mutual written agreement between the parties;
     (b) upon six months' prior written notice by either party after the first eighteen months of the Term, in which case it is understood that FS2 will only pay for services rendered to the date of termination; or
     (c) by FS2, in the event of death, disability or other incapacity resulting in the inability of The Consultant to perform the duties set forth herein. In the event of termination under this Section 12.1(c), the termination shall be effective as of the date of notice of termination.

12.2 FS2  shall  have  the  option  to  terminate   this  Agreement  for  cause,
     immediately upon notice to The Consultant, upon the occurrence of any of the following events:

     (a) The Consultant materially breaches any of the terms or provisions of this Agreement and (if the breach is capable of remedy) The Consultant has failed to remedy within 45 days after receipt of written notice giving particulars of the breach.
or
     (b) The Consultant habitually neglects his duties as contemplated under this Agreement.

Termination for cause shall be without prejudice to any of FS2's other rights or recourses against The Consultant.

13.  Assignment

This Agreement may not be assigned by The Consultant without the prior written approval of FS2.

14.  Modification of Agreement

This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

                                                                 [     ] [     ]
                                                                    Initials

15.  Notice

Except as expressly provided elsewhere in the Agreement, any notice or other communication to the other party shall be in writing and shall be sent by facsimile with a copy by prepaid priority mail to the facsimile numbers and addresses indicated below;

For FS2:

FS2 Limited
Carlton Tower,
34 St Pauls Street, Leeds,
LS1 2QB
United Kingdom
Fax: 44 (0)113 244 6680

For The Consultant:

Emsley Management Ltd.
2920 64th Street
Delta, British Columbia, Canada, V4L 2N7

Tel:       +1 (604) 946 0737
Fax:       +1 (604) 946 7250
E-mail:    emsley@axion.net

Such notice or other communication shall be deemed received on the next business day (in the jurisdiction of the recipient) following its transmission by facsimile. The parties may change their addresses or facsimile numbers by notice to the other party.

16.  General

Words importing the singular shall include the plural and vice versa.

The failure by either party at any time to require performance by the other party of any of its obligations shall not affect the other party's rights to require such performance at any time thereafter. A waiver by either party of a breach or specific delay shall not be taken or held to be a waiver of any subsequent breach or delay.

The headings of Sections are for convenience only and shall not be used to interpret provisions of this Agreement or otherwise affect the substantive provisions.

17.  Severability

If any part, term, or provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a government having jurisdiction over this Agreement, the validity of the remaining portions or provisions of the Agreement shall not be affected thereby and shall remain in force. In the exceptional case where suppression would empty the whole Agreement of its substance the whole Agreement may be terminated.

                                                                 [     ] [     ]
                                                                    Initials

18.  Force Majeure

The performance of this Agreement by either party is subject to acts of God, war, government regulations, disaster, strikes, civil disorders, curtailment of transportation facilities, or other emergencies making it impractical, inadvisable, illegal or impossible for either party to perform its obligations. It is accepted that this Agreement may be terminated without penalty for any one or more of the foregoing reasons by written notice from one party to the other.

19.  Governing Law and Arbitration

This Agreement shall be governed by the laws of the United Kingdom.

Should any difference or dispute arise between the parties concerning their respective rights, duties or liabilities under this Agreement, such difference or dispute shall be exclusively and finally settled by arbitration under the ICC Rules of Arbitration.

20.  Entire Agreement

This Agreement contains the entire contract between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties concerning the subject matter hereof.


This Agreement will be signed in duplicate by the parties, FS2 and The Consultant, each party retaining one signed copy.

In WITNESS HEREOF, the parties have executed the Agreement as on the day and year of this Agreement.

Date:                                          Date:
     -----------------------------                  ----------------------------



FS2 LIMITED                                    EMSLEY MANAGEMENT LTD.


Signed:                                        Signed: /s/ Roger Emsley
       ---------------------------                   ---------------------------
                                                     Roger Emsley, Director


                                                                 [     ] [     ]
                                                                    Initials

                             Schedule 1 Compensation


FS2 and the Consultant hereby agree the following terms and conditions and rate of payment for the Services under the Consulting and Services Agreement:

     1. The sum of $US 12,000.00 per month to be paid monthly in arrears upon presentation of invoice.
     2. Payment to commence as of the effective date of this agreement, but waived for the calendar year 2002 and as long as the Consultant is under a separate contract with the International Air Transport Association.

     3. All fees to be paid in US Dollars and wire transferred at the expense of FS2 to a bank account nominated by the Consultant.


                                                                 [     ] [     ]
                                                                    Initials